EXHIBIT 99.1
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    Magnus International Resources Inc. Receives Chinese Government Approval
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      for Joint Venture Contract with Geological Team 209 in China - Joint
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     Venture Company Business License Granted and Additional Property Added
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5 October 2004 - Vancouver,  British Columbia - Magnus  International  Resources
Inc. ("Magnus") (NASD OTC-BB: "MGNU") announces that its formal cooperative joint venture contract with China Yunnan Province Nuclear Industry Brigade 209 ("Team 209") to form a new cooperative joint venture company, Long Teng Mining Ltd., a Chinese corporation, to carry out minerals exploration and development in an 83.29 square kilometre area of Huidong County in Sichuan Province, China ("Exploration License area"), has been approved by the Chinese Government. To signify the approval, the government has issued Long Teng Mining Ltd. a license to conduct business in China.

Since the formal signing of the JV agreement on July 6, 2004, another property has been added for exploration as an addendum to the agreement. In addition to the 83.29 square kilometer area of Huidong County in Sichuan Province, China, contained in the original agreement, a 44.02 square kilometer area of Luquan County of the Dasongshu district of Yunnan Province, China has been added by mutual agreement of the parties (both properties collectively, the "Properties"). The Properties are both located in the vicinity of Southwestern Resources' Boka gold project in Yunnan Province, PRC (the Yunnan property is located to the West of the Boka property, while the Sichuan property is directly across the Jinsha Jiang River to the northwest of the Boka property). In addition, Magnus will be paying Team 209 the equivalent of $750,000 in Magnus common shares (increased from $500,000 under the original agreement) within 15 days of the government approval of the joint venture company's business license and the successful transfer of all exploration permits for the Properties to the joint venture company. Moreover, if either Magnus or Team 209 acquires any further mining rights for the surrounding area then the respective party shall, on a first priority basis, transfer such mining rights to the cooperative JV company, Long Teng Mining Ltd., for a fee permitted by law or at an appropriate price.

The operations of the joint venture company will be managed under the control of Magnus. Magnus is to contribute US$5,000,000 as an equity investment into the joint venture company and Team 209 is responsible for transferring certain gold and copper exploration permits on the Property to the joint venture company. Upon the capital contribution by Magnus and the transfer of the exploration permits by Team 209, Magnus will own 90% and Team 209 will own 10% of the joint venture company.

With respect to the US$5,000,000 equity investment into the joint venture company by Magnus, Magnus is required to contribute not less than US$460,000 within three months after the issuance of the joint venture company business license; US$1,000,000 within twenty four (24) months after the issuance of the joint venture company business license; US$1,550,000 within thirty-six (36) months after the issuance of the joint venture company business license; and based on the results of the exploration by the joint venture company, if required, an additional US$1,990,000 within forty-eight (48) months after the issuance of the joint venture company business license. The capital contribution by Magnus is subject to certain conditions precedent being satisfied. If further funding is required for carrying out more exploration and development activities, Magnus will be responsible for providing such funding, however, Team 209 will remain a 10% owner of the joint venture company.

To date, Magnus has contributed US $500,000 to Long Teng Mining Ltd., the cooperative joint venture company.

Magnus International Resources, Inc. is engaged in the acquisition, exploration and development of mineral properties, focusing primarily on gold and copper properties in China.

THIS NEWS RELEASE MAY INCLUDE  FORWARD-LOOKING  STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS MAGNUS' ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.


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Contact:
     Magnus International Resources Inc.
     Investor Relations
     (604) 694-1432 or (888) 888-1494